EXHIBIT 10.1
SHARE PURCHASE AGREEMENT
By and Between
TRANSIT VEHICLE TECHNOLOGY INVESTMENTS, INC.
as the “Buyer” herein, on the one hand,
and
DIGITAL RECORDERS, INC.
as “DRI” herein, on the other hand
Dated as of March 21, 2006

SHARE PURCHASE AGREEMENT
     THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of March 21, 2006, by and between TRANSIT VEHICLE TECHNOLOGY INVESTMENTS, INC. (the “Buyer”), on the one hand, and DIGITAL RECORDERS, INC. (“DRI”) on the other.
     In consideration of the covenants, representations, warranties and mutual agreements herein set forth, the Buyer and DRI hereby agree as follows:
ARTICLE I
THE SHARE PURCHASE AND ANCILLARY AGREEMENTS
     Section 1.1 Purchase of the Shares. Subject to and upon the terms and conditions hereof and the representations, warranties and covenants contained herein, on the Closing Date (as defined below) DRI shall sell, transfer, assign and deliver certificate(s) representing 100 shares of the Company’s Series I Redeemable Convertible Preferred Stock (the “Shares”) to the Buyer, and the Buyer shall purchase the Shares from DRI, free and clear of all liens, claims and encumbrances thereon (the “Purchase Transaction”). The Shares shall have the rights, obligations and preferences set forth in the Certificate of Designation of Series I Convertible Preferred Stock attached hereto as Exhibit 1.1 (the “Certificate of Designation”); which shall include, but not be limited to, conversion into common stock of DRI at $1.60 per share.
     Section 1.2 Purchase Price.
     (a) Upon the terms and subject to the conditions herein set forth, DRI and the Buyer agree that on the Closing Date DRI shall issue the Shares to the Buyer in exchange for a wire or certified funds of $500,000 U.S. (the “Consideration”).
     (b) At the Closing, DRI shall deliver to the Buyer a certificate representing the Shares against delivery by the Buyer to DRI of the Consideration. The certificate for the securities comprising the Shares shall be registered in the name of Transit Vehicle Technology Investments, Inc.
     Section 1.3 Additional Warrant Shares. Additionally, DRI shall deliver to the Buyer at the Closing a Stock Purchase Warrant, in the form set forth as Exhibit 1.3., with the rights, obligations and preferences as set forth therein (the “Warrant Agreement”). The basic terms of the Warrant Agreement shall provide Buyer with the right to purchase up to 93,750 shares of common stock, par value $0.10 per share, of DRI (the “Warrant Stock”) at an exercise price of $1.60 per share for a period of five (5) years from the Closing Date, subject to the terms and conditions set forth in the Warrant Agreement.
     Section 1.4 Registration Rights. At the Closing, the parties shall enter into a Registration Rights Agreement, in the form set forth as Exhibit 1.4 (the “Registration Rights Agreement”). The Certificate of Designation, Warrant Agreement and the

Registration Rights Agreement are referred to collectively herein as the “Related Agreements.”
ARTICLE II
CLOSING
     Section 2.1 The Closing. The closing of the sale and purchase of the Shares contemplated hereby (the “Closing”) shall take place at a date and time to be specified by the Buyer and DRI (the “Closing Date”), but effective as of March 15, 2006. The Closing shall take place at the offices of DRI in Research Triangle Park, North Carolina, or any other place mutually agreeable to the parties, subject to the right of the parties to close by exchange of executed counterpart documents on the Closing Date.
     Section 2.2 Deliveries By DRI. At the Closing, DRI shall deliver to the Buyer or cause to be delivered to the Buyer (a) the certificate or certificates representing the Shares registered in the name of the Buyer or in such name as may be designated by the Buyer, (b) the Certificate of Designation and (c) the Warrant Agreement and Registration Rights Agreement executed by DRI.
     Section 2.3 Deliveries by the Buyer. Buyer will deliver to DRI the Consideration and a copy of the Registration Rights Agreement, executed by Buyer.
     Section 2.4 Further Assurances. DRI shall execute and deliver on the Closing Date or thereafter any and all such other instruments, and take or cause to be taken all such further action as may be necessary or appropriate to vest fully and confirm to the Buyer title to and possession of the Shares delivered hereunder by DRI.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DRI
     As a material inducement to the Buyer to (i) enter into this Agreement, and (ii) purchase and acquire the Shares, DRI represents and warrants to the Buyer, except as disclosed in the Exhibits to this Agreement or in the documents filed by DRI with the Securities and Exchange Commission (the “SEC”, and collectively, such documents filed shall be hereinafter referred to as, the “SEC Filings”) pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time-to-time (the “1934 Act”), that:
     Section 3.1. DRI is a corporation duly formed, validly existing and in good standing under the laws of the State of North Carolina, and has full power and authority to own, lease and operate its assets and to carry on its business as presently conducted. DRI is duly qualified, licensed or admitted to transact business, has all necessary government and regulatory approvals, and is in good standing, in all of the jurisdictions in which the ownership, leasing or operation of its assets, or the conduct or nature of its business, makes such qualification, licensing, approvals or admission necessary, except where the failure to be so qualified, licensed, approved or admitted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) as of the date hereof and as of the Closing Date. For purposes of this Agreement, “Material Adverse Effect” shall mean any event, change, condition or effect which, when considered either individually or in the aggregate together with other events, changes, conditions or effects, is or is reasonably likely to be, materially adverse to DRI or DRI’s business, including, without limitation, the business of DRI’s Subsidiaries (as defined below) taken as a whole, other than events, changes, conditions or effects (i) affecting the United States economy generally and (ii) the industry in which DRI operates, in each case without a disproportionate impact on DRI’s business. For purposes of this Agreement, “Subsidiary” shall mean with respect to any Person (including any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Entity or other entity ), any corporation, entity or other organization whether incorporated or unincorporated, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such first Person is a general partner, manager or managing member.
     Section 3.2. DRI has full power and authority to (i) enter into this Agreement and each Related Agreement to which it is a party, (ii) consummate the Purchase Transaction at the time specified therefor in this Agreement, (iii) consummate all other transactions contemplated by this Agreement or any such Related Agreement at the time specified therein and (iv) perform its obligations hereunder and thereunder. The execution, delivery and performance by DRI of this Agreement and each Related Agreement to which it is a party, and the consummation by DRI of the Purchase Transaction and all other transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of DRI, and no other corporate proceedings on the part of DRI are necessary to authorize this Agreement or any of the Related Agreements or to consummate the Purchase Transaction or any other transaction contemplated hereby or thereby.
     Section 3.3. This Agreement has been duly executed and delivered by DRI, and each Related Agreement to which DRI is a party has been duly executed and delivered by DRI, and this Agreement constitutes, and each such Related Agreement will constitute, when so duly executed by DRI, the valid and binding obligation of DRI enforceable against DRI in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
     Section 3.4. Conflicts. Neither the execution and delivery by DRI of this Agreement and any Related Agreement to which it is a party, nor the consummation by DRI of the Purchase Transaction or any transaction contemplated by this Agreement or the Related Agreements:
A

          (a) will conflict with or result in any violation of or default under (or constitute an event that, with notice or lapse of time or both, would constitute a default under), or give rise to a right of termination, cancellation, modification or acceleration of any obligation, to any put or call or similar rights, or to loss of a benefit under, any provision of:
          (i) the articles of incorporation and by-laws or comparable documents of organization, as amended to date, of DRI or any of its Subsidiaries, or
          (ii) any contract by which either of DRI or any of its Subsidiaries or any of its assets is bound, except for such conflicts, violations, defaults, rights of termination, cancellation, modification or acceleration, or losses of benefits, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
          (b) will result in the creation of any Lien (as defined below) upon any of the Warrant Stock or the Shares or any Lien upon any other material asset or property of DRI. For purposes of this Agreement, “Lien” shall mean any lien, charge, mortgage, pledge, deed of trust, hypothecation, security interest, title defect, encumbrance, option, easement, encroachment or other adverse claim;
          (c) will violate any law to which DRI or any of its Subsidiaries is subject, or by which any of the Borrower Stock, or any of the assets of the Transferor or the Borrower, is bound, except for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 3.5. No Consent of or with any Governmental Entity or other Person is required to be obtained by DRI in connection with the execution, delivery and performance of this Agreement or any of the Related Agreements by DRI or the consummation by DRI of the Purchase Transaction and any of the transactions contemplated by the Related Agreements (including, without limitation, any consent with respect to material Permits (as defined below)), other than consents which have already been obtained and which will be in full force and effect on the Closing Date.
     Section 3.6. Since December 31, 2004, DRI (including any predecessor entity) has filed all SEC Filings required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, and, as of their respective dates, the SEC Filings complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder. DRI has, prior to the date of this Agreement, made available to Buyer true and complete copies of all portions of any SEC Filings not publicly available, if any. Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such filing prior to the date hereof), the SEC Filings (including, without limitation, any financial statements or schedules included therein) and any forms, reports, schedules, statements, registration statements, proxy statements and other documents (including in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) filed by DRI with the SEC subsequent to the date hereof (collectively, the “Subsequent SEC Filings”) (i) did not, and in the case of Subsequent SEC Filings will not, contain any untrue statement of a material fact or omit, or in the case of Subsequent SEC Filings will not omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied, and in the case of Subsequent SEC Filings will comply, in all material respects with the applicable requirements of the 1934 Act and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (the “1933 Act”), as the case may be. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC.
     Section 3.7. The audited financial statements of DRI for the year ended December 31, 2004 and unaudited financial statements of DRI for the three months ended March 31, 2005, June 30, 2005 and September 30, 2005, that have been filed with the SEC Filings (hereinafter collectively referred to as the “DRI Financial Statements”) include, as applicable to the relevant period, a balance sheet and related statements of net income (loss), shareholders’ equity and cash flows for the periods ended on such dates. The DRI Financial Statements and other public disclosures/filings have been prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied (“GAAP”) and fairly present the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods to which they apply (subject, in the case of unaudited quarterly financial statements, to normal year end audit adjustments, none of which would be material or recurring).
     Section 3.8. Neither DRI nor any of its Subsidiaries has outstanding any material claims, liabilities or indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise, and whether or not required to be reflected in the Company’s financial statements in accordance with GAAP), except (a) liabilities or obligations under this Agreement or incurred in connection with the Purchase Transaction and other transactions contemplated hereby, (b) as set forth in the SEC Filings and (d) for liabilities, immaterial in amount, incurred since September 30, 2005 in the ordinary course of business consistent with past practice (none of which was a breach of Contract, tort or warranty claim).
     Section 3.9. Except as set forth in the SEC Filings, since September 30, 2005, (a) there has been no Material Adverse Effect on DRI, (b) the businesses of DRI and each of its Subsidiaries have been conducted only in the ordinary course, (c) neither DRI nor any of its Subsidiaries have increased the compensation of any officer or granted any general salary or benefits increase to their respective employees, other than in the ordinary course of business, (d) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to any class of stock or any repurchase, other than in the ordinary course of business, redemption or other acquisition by DRI or any of its Subsidiaries of any stock or other securities of DRI or any of its Subsidiaries, (f) there has been no material change by DRI in accounting principles, practices or methods and (g) there has been no other material event, circumstance or action affecting DRI.
     Section 3.10. DRI is not a party to any material litigation, pending or threatened, nor has any claim been made or, to the best knowledge of DRI’s executive officers, asserted against DRI nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving DRI that would, if resolved adversely to DRI, have a Material Adverse Effect on DRI or its financial condition or operations.
     Section 3.12. DRI has executed a replacement loan and security agreement with Laurus Master Fund, Ltd. (the “Laurus Loan”) and is in compliance with the terms and conditions of the Laurus Loan.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER
     As a material inducement to DRI to enter into this Agreement and the Related Agreements and to sell and issue the Shares, the Buyer represents and warrants to DRI that:
     (a) The Buyer is voluntarily entering this Agreement with full power and authority.
     (b) Neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the consummation of the transactions herein or therein contemplated, will conflict with or result in the breach of, or accelerate the performance required by, any terms of any agreement, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Buyer under the terms of any such agreement.
     (c) All action on the part of the Buyer necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Buyer hereunder or thereunder has been taken and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Buyer enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and other laws of general application relating to or affecting creditors’ rights, and general principles of equity.
     (d) The Buyer is acquiring the Shares, and will acquire the Conversion Shares and the Warrant Stock, upon payment for and delivery thereof, for its own account for investment and not with a view to the distribution or public resale thereof within the meaning of the 1933 Act. The Buyer further agrees that DRI may cause to be set forth on the certificates for the Shares to be delivered to the Buyer hereunder and any Conversion Shares and Warrant Stock subsequently acquired by the Buyer a legend in substantially the following form:

     These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller an exemption from registration thereunder is available, the availability of which must be established to the reasonable satisfaction of Digital Recorders, Inc.
     DRI shall not be obligated to recognize any purported transfer by the Buyer of the Shares unless accompanied by an opinion of the Buyer’s counsel in form and substance reasonably satisfactory to counsel for DRI to the effect that such transfer is not in violation of the 1933 Act.
     (e) The Buyer is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act. The Buyer has substantial experience in evaluating and investing in private placement transactions of preferred stock in companies similar to DRI, has substantial knowledge of the industry and market segment of DRI, and the Buyer has the capacity to protect its own interests. The Buyer is aware that the purchase of the Shares, the Conversion Shares and the Warrant Stock involves substantial risk. The Buyer is in a financial position that will allow it to hold such securities for an indefinite period, to bear the economic risk of ownership and to withstand a complete loss of its investment.
     (f) The Buyer acknowledges that neither DRI nor any person acting on behalf of DRI has made any representations or warranties to the Buyer except as expressly set forth in this Agreement or the Related Agreements.
ARTICLE V
COVENANTS OF THE PARTIES
     Section 5.1 Conduct of Business. From the date hereof until the Closing, except as permitted by this Agreement, reflected in the Exhibits hereto or as otherwise consented to by the Buyer in writing, DRI shall:
     (a) Carry on its business only in the ordinary course, in substantially the same manner in which it previously has been conducted;
     (b) Comply with all registration, filing and reporting requirements of the 1934 Act; and
     (c) Use its best efforts to maintain a listing of the common stock with The NASDAQ Stock Market, Inc. (“Nasdaq”).
     Section 5.2 Access and Information. DRI shall give to the Buyer and its representatives full access at all reasonable times prior to the Closing to the properties, books and records of DRI and furnish such information and documents in its possession relating to DRI as the Buyer may reasonably request, subject to the agreement by the Buyer to maintain the confidentiality of, and not to trade in the securities of DRI while in the possession of, any material nonpublic information of DRI.
     Section 5.3 No Short Sales. The Buyer shall not make any short sale of DRI’s common stock prior to the earlier of (i) effectiveness of the Registration Statement required to be filed by DRI for the benefit of the Buyer pursuant to the Registration Rights Agreement or (ii) failure of the Company to timely file such Registration Statement under the terms of the Registration Rights Agreement.
     Section 5.4. Registration Statement. In accordance with Section 1.2 of the Registration Rights Agreement, DRI shall promptly include Buyer on the Registration Statement that must be filed within 120 days of March 16, 2006 pursuant to the Laurus Loan.
ARTICLE VI
CONDITIONS TO EACH PARTY’S OBLIGATION TO CLOSE
     In addition to those specific conditions set forth in Articles VII and VIII below, the obligations of the Buyer and DRI to consummate the transactions described herein shall be subject to the following:
     (a) The Application for the Listing of Additional shares to cover the shares of DRI common stock to be issued upon the conversion of the Shares and the exercise of the Warrants (the “Application”) shall have been approved by Nasdaq.
     (b) No government regulatory body or agency shall have instituted court action or legal proceedings seeking preliminary or permanent injunctive relief prohibiting the Buyer’s purchase of the Shares or the execution or performance of this Agreement or the Related Agreements.
ARTICLE VII
CONDITIONS TO DRI’S OBLIGATION TO CLOSE
     DRI’s obligation to complete the transactions provided for herein shall be subject to the performance by the Buyer of all its covenants to be performed hereunder on or before the Closing, and to the further conditions that:
     (a) the representations and warranties of the Buyer contained in Article IV hereof are true and correct in all material respects as of the Closing with the same effect as if made on and as of such date and the officers of the Buyer shall so certify thereto.
     (b) The issuance of the Shares to Buyer without registration shall be permitted under an available exemption from registration under the 1933 Act, and such issuance, and the consummation of the other transactions contemplated by this

Agreement and the Related Agreements, shall not violate any law or any rule or regulation of the SEC or Nasdaq.
ARTICLE VIII
CONDITIONS TO THE BUYER’S OBLIGATION TO CLOSE
     The Buyer’s obligation to complete the transactions provided for herein shall be subject to the performance by DRI of all agreements to be performed hereunder on or before the Closing, and to the further conditions that the representations and warranties of DRI contained in Article III and the covenants of DRI contained in Article V hereof are true and correct and have been performed or satisfied in all material respects as of the Closing with the same effect as if made or performed on and as of such date and DRI shall so certify to the Buyer.
ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER
     Section 9.1 Termination.
     (a) This Agreement and each agreement contemplated hereby may be terminated at any time prior to the Closing by the mutual written consent of the Buyer and DRI.
     (b) This Agreement will be terminated immediately upon notice by Nasdaq that the Application has been rejected.
     Section 9.2 Effect of Termination. In the event of termination of this Agreement or any agreement contemplated hereby, this Agreement or any such other agreement shall forthwith become void and there shall be no liability or obligation hereunder or thereunder on the part of any party hereto.
     Section 9.3 Amendment; Waiver. No amendment, modification, supplement, waiver or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Buyer and DRI. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by any of the parties of a breach of or a default under any of the provisions of this Agreement or to exercise any right or privilege under this Agreement, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges under this Agreement. No failure by any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof. The rights and remedies in this Agreement are cumulative and, except as otherwise expressly provided herein, none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

ARTICLE X
INDEMNIFICATION AND CONTRIBUTION
     Section 10.1 Indemnity. Subject to the conditions set forth below, DRI agrees to indemnify and hold harmless the Buyer, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Buyer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article X, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of DRI contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability DRI may otherwise have, including liabilities arising under this Agreement.
ARTICLE XI
NOTICES
     Any notice given under this Agreement shall be deemed to have been given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, by receipt confirmed facsimile transmission, or by tested telex, telegram or cable addressed as follows:

If to DRI:	Digital Recorders, Inc.
5949 Sherry Lane, Suite 1050
Dallas, TX 75225
Attn: CEO & President
Fax: 214-378-8437

With a copy to:	Mr. David M. Furr
Gray, Layton, Kersh, Solomon,
Sigmon, Furr & Smith, P.A.
Post Office Box 2636
Gastonia, NC 28053-2636
Fax: 704-866-8010

If to the Buyer:	Transit Vehicle Technology Investments, Inc.
c/o Y. Ping Chu
1255 W. 15th Street, Suite 200
Plano, Texas, United States 75075
Fax: 972-578-2230

with a copy (which shall not constitute notice) to:

Greg R. Samuel, Esq.
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202-3789
Fax: 214-200-0577
or to any other address or addresses which may hereafter be designated by any party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.
ARTICLE XII
CERTIFICATES OF OFFICERS AND DIRECTORS
     DRI shall provide to the Buyer a certificate at the Closing verifying the representations and warranties made by DRI are true, accurate and complete as of March 21, 2006 and as of the Closing Date. Any certificate or other document executed by any officer of DRI and delivered to the Buyer or its counsel shall be deemed a representation and warranty by such officer on behalf of DRI as to the statements made therein.
ARTICLE XIII
COUNTERPARTS
     This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.
ARTICLE XIV
MERGER CLAUSE AND COSTS, FEES AND EXPENSES
     This Agreement, together with the Related Agreements, supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto. Each party shall pay its own expenses incident to the preparation, execution and delivery of this Agreement and the consummation of the transactions described herein including, without limitation, all fees of counsel, accountants and other professional fees and expenses, except DRI agrees to reimburse between $5,000 and $15,000 in legal expenses at Closing to be paid by simultaneous wire transfer of immediately available funds. DRI represents and warrants that there is no placement fee, structuring fee, or commission payable in this transaction.

ARTICLE XV
SEVERABILITY
     In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable or, if such a provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.
ARTICLE XVI
BENEFIT
     The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto, and the persons and entities referred to in Article X who are entitled to indemnification or contribution and their respective successors, legal representatives and assigns and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or the Registration Rights Agreement or any provision herein or therein contained.
ARTICLE XVII
FURTHER ASSURANCES
     Following the Closing, each party shall execute, deliver, acknowledge and file, or shall cause to be executed, acknowledged, delivered and filed, all such further instruments, certificates and other documents and shall take, or cause to be taken, such other actions as may reasonably be requested by any other party in order to carry out the provisions of this Agreement and make effective the Purchase Transaction and the issuance of the Shares, the Conversion Shares and the Warrant Stock.
ARTICLE XVIII
WAIVER
     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other right and remedy to which they are entitled under this Agreement or, subject to this Agreement, at law or in equity. Time is of the essence in this Agreement.

ARTICLE XIX
HEADINGS
     The headings for the sections of this Agreement are inserted for convenience in reference only and shall not constitute a part hereof.
ARTICLE XX
SURVIVAL
     The respective agreements, representations, warranties, covenants and other statements of the Buyer and DRI set forth in this Agreement shall survive and remain in full force and effect for a period of one (1) year from the Closing, regardless of any investigation or inspection made on behalf of the Buyer or DRI.
ARTICLE XXI
GOVERNING LAW
     This Agreement shall be governed by and construed according to the laws of the State of North Carolina, without giving effect to conflict of laws.
ARTICLE XXII
ARBITRATION
     All disputes arising in connection with this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one or more arbitrators.
[Remainder of Page Intentionally Left Blank]
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

THE BUYER:

TRANSIT VEHICLE TECHNOLOGY
INVESTMENTS, INC.

By

Print Name:

DRI:

DIGITAL RECORDERS, INC.

By

Print Name:

Title:

EXHIBIT 1.1
Certificate of Designation

EXHIBIT 1.3
Warrant Agreement

EXHIBIT 1.4
Registration Rights Agreement